Exhibit 3.20


                                   BY-LAWS OF

                              STEAMBOAT CORPORATION

                                    ARTICLE I

                                  SHAREHOLDERS

            Section 1. Annual Meeting. The annual meeting of the shareholders for the election of Directors and for the transaction of such other business as may properly come before the meeting shall be held at such place, either within or without the State of Georgia, on such date and at such time as the Board of Directors may by resolution provide, or if the Board of Directors fails to provide, then such meeting shall be held at the principal office of the Corporation at 10:00 A.M. on the fourth Tuesday in April of each year, or, if such date is a legal holiday, on the next succeeding business day. The Board of Directors may specify by resolution prior to any special meeting of shareholders held within the year that such meeting shall be in lieu of the annual meeting.

            Section 2. Special Meeting; Call and Notice of Meetings. Special meetings of the shareholders may be called at any time by the Board of Directors, the President or upon written request of the holders of at least twenty-five (25%) per cent of the outstanding common stock. Such meetings shall be held at such place, either within or without the State of Georgia, as is stated in the call and notice thereof. Written notice of each meeting of shareholders, stating the time and place of the meeting, and the purpose of any special meeting, shall be mailed


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to each shareholder entitled to vote at or to notice of such meeting at his address shown on the books of the Corporation not less than ten (10) nor more than fifty (50) days prior to such meeting unless such shareholder waives notice of the meeting. Any shareholder may execute a waiver of notice, in person or by proxy, either before or after any meeting, and shall be deemed to have waived notice if he is present at such meeting in person or by proxy. Neither the business transacted at, nor the purpose of, any meeting need be stated in the waiver of notice of such meeting.

            Notice of any meeting may be given by the President, the Secretary or by the person or persons calling such meeting. No notice need be given of the time and place of reconvening of any adjourned meeting, if the time and place to which the meeting is adjourned are announced at the adjourned meeting.

            Section 3. Quorum; Required Shareholder Vote. A quorum for the transaction of business at any annual or special meeting of shareholders shall exist when the holders of a majority of the outstanding stares entitled to vote are represented either in person or by proxy at such meeting. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless a greater vote is required by law, by the Articles of Incorporation or by these By-Laws. When a quorum is once present to organize a meeting, the shareholders present may continue to do business at the meeting or at any adjournment thereof notwithstanding the withdrawal of enough shareholders to leave less than a quorum. The holders of a majority of the voting shares represented at a


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meeting, whether or not a quorum is present, may adjourn such meeting from time to time.

            Section 4. Proxies. A shareholder may vote either in person or by a proxy which he has duly executed in writing. No proxy shall be valid after eleven (11) months from the date of its execution unless a longer period is expressly provided in the proxy.

            Section 5. Action of Shareholders Without Meeting. Any action required to be, or which may be, taken at a meeting of the shareholders, may be taken without a meeting if written consent, setting forth the actions so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof. Such consent shall have the same force and effect as a unanimous affirmative vote of the shareholders and shall be filed with the minutes of the proceedings of the shareholders.

                                   ARTICLE II

                                    DIRECTORS

            Section 1. Power of Directors. The Board of Directors shall manage the business of the Corporation and may exercise all the powers of the Corporation, subject to any restrictions imposed by law, by the Articles of Incorporation or by these By-Laws.

            Section 2. Composition of the Board. The Board of Directors of the Corporation shall consist of not less than three (3) nor more than nine (9) natural persons of the age of twenty-one years or over, except that if all of the shares of the


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Corporation are owned beneficially and of record by less than three shareholders, the number of Directors may be less than three but not less than the number of shareholders. Directors need not be residents of the State of Georgia or shareholders of the Corporation. At each annual meeting the shareholders shall fix the number of Directors and elect the Directors, who shall serve until their successors are elected and qualified; provided that the shareholders may, by the affirmative vote of the holders of a majority of the shares entitled to vote at an election of Directors, increase or reduce the number of Directors and add or remove Directors with or without cause at any time.

            Section 3. Meetings of the Board, Notice of Meetings; Waiver of Notice. The annual meeting of the Board of Directors for the purpose of electing officers and transacting such other business as may be brought before the meeting shall be held each year immediately following the annual meeting of shareholders. The Board of Directors may by resolution provide for the time and place of other regular meetings and no notice of such regular meetings need be given, except as provided in Article 7 of these By-Laws with respect to proposed amendments to the By-Laws, in which case notice shall be given. Special meetings of the Board of Directors may be called by the President or by any two Directors, and written notice of the time and place of such meetings shall be given to each Director by first class or air mail at least four days before the meeting or by telephone, telegraph, cablegram or in person at least two days before the meeting. Any Director may execute a waiver of notice, either


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before or after any meeting, and shall be deemed to have waived notice if he is present at such meeting. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be stated in the notice or waiver of notice of such meeting. Any meeting may be held at any place within or without the State of Georgia.

            Section 4. Quorum; Vote Requirement. A majority of the Directors in office at any time shall constitute a quorum for the transaction of business at any meeting. When a quorum is present, the vote of a majority of the Directors present shall be the act of the Board of Directors, unless a greater vote is required by law, by the Articles of Incorporation or by these By-Laws.

            Section 5. Action of Board Without Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if written consent, setting forth the action so taken, is signed by all of the Directors or committee members and filed with the minutes of the proceedings of the Board of Directors or committee. Such consent shall have the same force and effect as a unanimous affirmative vote of the Board of Directors or committee, as the case may be.

            Section 6. Committees. The Board of Directors, by resolution adopted by a majority of all of the Directors, may designate from among its members an Executive Committee, and/or other committees, each composed of three or more Directors, which may exercise such authority as is delegated by the Board of


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Directors, provided that no committee shall have the authority of the Board of
Directors in reference to (1) an amendment to the Articles of Incorporation or By-Laws of the Corporation, (2) the adoption of a plan of merger or consolidation, (3) the sale, lease, exchange or other disposition of all or substantially all of the property and assets of the Corporation; or (4) a voluntary dissolution of the Corporation or a revocation thereof.

            Section 7. Vacancies. A vacancy occurring in the Board of Directors by reason of the removal of a Director by the shareholders shall be filled by the shareholders, or, if authorized by the shareholders, by the remaining Directors. Any other vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors, or by the sole remaining Director, as the case may be, or, if the vacancy is not so filled, or if no director remains, by the shareholders. A Director elected to fill a vacancy shall serve for the unexpired term of his predecessor in office.

                                   ARTICLE III

                                    OFFICERS

            Section 1. Executive Structure of the Corporation. The officers of the Corporation shall consist of a President, a Secretary, a Treasurer and such other officers or assistant officers, including Vice Presidents, as may be elected by the Board of Directors. Each officer shall hold office for the term for which he has been elected and until he is removed or his successor has been elected and qualified. Any two or more


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offices may be held by the same person, except that the same person shall not be both President and Secretary. The Board of Directors may designate a Vice President as an Executive Vice President and may designate the order in which other Vice Presidents may act.

            Section 2. President. The President shall be the chief executive officer of the Corporation and shall give general supervision and direction to the affairs of the Corporation, subject, to the direction of the Board of Directors. He shall preside at all meetings of the shareholders.

            Section 3. Vice President. The Vice President shall act in the case of the absence or disability of the President.

            Section 4. Secretary. The Secretary shall keep the minutes of the proceedings of the shareholders and of the Board of Directors, and shall have custody of and attest the seal of the Corporation.

            Section 5. Treasurer. The Treasurer shall be responsible for the maintenance of proper financial books and records of the Corporation.

            Section 6. Other Duties and Authority. Each officer, employee and agent of the Corporation shall have such other duties and authority as may be conferred upon him by the Board of Directors or delegated to him by the President.

            Section 7. Removal of Officers. Any officer may be removed at any time by the Board of Directors, and such vacancy may be filled by the Board of Directors. This provision shall not prevent the making of a contract of employment for a definite


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term with any officer and shall have no effect upon any cause of action which any officer may have as a result of removal in breach of a contract of employment.

            Section 8. Compensation. The salaries of the officers shall be fixed from time to time by the Board of Directors. No officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.

                                   ARTICLE IV

                                      STOCK

            Section 1. Stock Certificates. The shares of stock of the Corporation shall be represented by certificates in such form as may be approved by the Board of Directors, which certificates shall be issued to the shareholders of the Corporation in numerical order from the stock book of the Corporation, and each of which shall bear the name of the shareholder, the number of shares represented, and the date of issue; and which shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary of the Corporation; and which shall be sealed with the seal of the Corporation. No share certificate shall be issued until the consideration for the shares represented thereby has been fully paid.

            Section 2. Transfer of Stock. Shares of stock of the Corporation shall be transferred only on the books of the Corporation upon surrender to the Corporation of the certificate or certificates representing the shares to be transferred accompanied by an assignment in writing of such shares properly executed by the shareholder of record or his duly authorized


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attorney-in-fact and with all taxes on the transfer having been paid. The
Corporation may refuse any requested transfer until furnished evidence satisfactory to it that such transfer is proper. Upon the surrender of a certificate for transfer of stock, such certificate shall at once be conspicuously marked on its face "Cancelled" and filed with the permanent stock records of the Corporation. The Board of Directors may make such additional rules concerning the issuance, transfer and registration of stock and requirements regarding the establishment of lost, destroyed or wrongfully taken stock certificates (including any requirement of an indemnity bond prior to issuance of any replacement certificate) as it deems appropriate.

            Section 3. Registered Shareholders. The Corporation may deem and treat the holder of record of any stock as the absolute owner thereof for all purposes and shall not be required to take any notice of any right or claim of right of any other person.

            Section 4. Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the Board of Directors of the Corporation may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than 50 days and, in the case of a meeting of shareholders, not less than 10 days prior to the date


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on which the particular action, requiring such determination of shareholders, is to be taken.

                                    ARTICLE V

                        DEPOSITORIES, SIGNATURES AND SEAL

            Section 1. Depositories. All funds of the Corporation shall be deposited in the name of the Corporation in such bank, banks, or other financial institutions as the Board of Directors may from time to time designate and shall be drawn out on checks, drafts or other orders signed on behalf of the Corporation by such person or persons as the Board of Directors may from time to time designate.

            Section 2. Contracts and Deeds. All contracts, deeds and other instruments shall be signed on behalf of the Corporation by the President or by such other officer, officers, agent or agents as the Board of Directors may from time to time by resolution provide.

            Section 3. Seal. The seal of the Corporation shall be as follows:

            If the seal is affixed to a document, the signature of the Secretary or an Assistant Secretary shall attest the seal. The seal and its attestation may be lithographed or otherwise printed on any document and shall have, to the extent permitted by law, the same force and effect as if it had been affixed and attested manually.


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                                   ARTICLE VI

                                    INDEMNITY

            Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action by or in the right of the Corporation), by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the Corporation against expenses (including reasonable attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation (and with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful), to the maximum extent permitted by, and in the manner provided by, the Georgia Business Corporation Code.

                                   ARTICLE VII

                              AMENDMENT OF BY-LAWS

            The Board of Directors shall have the power to alter, amend or repeal the By-Laws or adopt new by-laws, but any by-laws adopted by the Board of Directors may be altered, amended or repealed and new bylaws adopted by the shareholders. The shareholders may prescribe that any by-law or by-laws adopted by

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them shall not be altered, amended or repealed by the Board of Directors. Action by the Directors with respect to the By-Laws shall be taken by an affirmative vote of a majority of all of the Directors then in office. Action by the shareholders with respect to the By-Laws shall be taken by an affirmative vote of a majority of all shares outstanding and entitled to vote.